Exhibit 10.12

Proofpoint, Inc.	Executive Bonus Plan

Executive Bonus Plan

Plan Objective

•                                          Align key executives to key metrics driving the growth and success of the business.

Plan Administration

•                                          The reviewing body of the plan will be the Compensation Committee

•                                          Plan structure and payout will be approved by the Compensation Committee based upon the recommendations of the CEO

Bonus Design Philosophy

•                                          Plan year is defined as January 1 to December 31

•                                          Bonus percentage levels will be reviewed and approved by the Compensation Committee annually

•                                          Bonus percentage will be thirty (30) percent of base salary unless otherwise specified in writing

•                                          Base salary is defined as the annual base salary as of the end of the plan year

•                                          Incentive plan design should provide for total compensation consistent with the market when company and individual performance meets expectations

•                                          Design should encourage teamwork and cross functional communication to accomplish goals

•                                          Employees should focus on satisfying financial expectations as well as internal business goals

•                                          Bonuses should depend on factors that can be influenced by employees

•                                          Program will be based on meeting company performance metrics

Design Characteristics

•                                          The bonus pool will be funded if the Company threshold performance metrics for bookings is minimally 90% of bookings achievement and/or meeting the cash flow target.

•                                          Two key company metrics will be set annually by the CEO and approved by the Compensation Committee

•                                          Bonus plan provides for upside opportunity when individual and company performance exceeds target levels/expectations

•                                          Bonuses will depend on a combination of corporate and individual performance

•                                          Individual performance metrics will be based on three to five equally weighted measurable goals

•                                          Bonuses will be based on long-term performance (annual) and payable at the end of the fiscal year, approximately 90 days after the close of the year.

•                                          Company and individual performance metrics will not change during the year, regardless of changes in the business environment

•                                          The CEO will retain final approval authority over all bonus recommendations to the Compensation Committee

•                                          Management reserves the right at its discretion with or without notice, to review, change amend or cancel the Plan, at any time

Employee Eligibility

•                                          All regular full-time employees at a Vice President level or above reporting to the CEO not covered on any other compensation plan

•                                          The CEO has complete discretion to add other individuals to the plan

•                                          Must be an active regular employee in good standing through the end of the plan year and a regular active employee in good standing at the time of payout to receive any bonus

•                                          Employees on a Leave of Absence, will have their bonus period adjusted for the time they were on leave and payout pro-rated based upon the number of full weeks of employment/eligibility in the plan period however must be in the plan for at least 6 months to qualify

•                                         For those in the plan for the full 12 months, individual performance metrics must be completed and approved by the CEO no later than 2 months into the plan year.  If completed after 2 months, the bonus period will be adjusted to include the time from which the goals are completed and approved to the end of the plan year.

•                                          Employee must be in the plan for at least 6 months.  Individual performance metrics must be completed and approved by the CEO no later than 2 months after entry into the plan year.  The bonus period will be adjusted to include the time from which the goals are completed and approved to the end of the plan year.

•                                          New hires and/or employees newly eligible for bonuses will have the bonus pro-rated based on the number of full weeks of employment/eligibility in the plan period

Process to Add an Employee to the Bonus Plan

1.                                       Upon hire or eligibility of an Executive Bonus Plan (“BP”) plan participant, the CEO indicates to HR the bonus effective date via an approved “Request for Offer Letter Form” or a “Personnel Action Notice” (PAN).  In cases where an existing employee is added to an EBP, it is recommended, but not required, that the effective date on the plan is the beginning of the following month.  In cases where a new hire is added to an EBP, the start date on the plan, whether it be the start date or the beginning of the next month, is at the CEO’s discretion.

2.                                       The employee will receive a copy of the EBP Plan Document and Annual Goals and Objectives Summary form to review, complete, and discuss with the CEO.  The employee’s Annual Goal & Objectives will provide a basis to measure and determine the employee’s bonus payout.

3.                                       Once the “Annual Goals & Objectives Summary” has been signed off, the CEO submits the final copy to Human Resources.

Annual Process of Bonus Plan

1.                                       The CEO will set the Company performance metrics each year.

2.                                       These metrics will be presented to and approved by the Compensation Committee.

3.                                       Individual performance metrics must be completed and approved by the CEO no later than 2 months into the plan year.  If completed after 2 months, the bonus period will be adjusted to include the time from which the goals are completed and approved to the end of the plan year.  Employee must be in the plan for at least 6 months.

4.                                       Review progress regularly of the stated goals and objectives.  As tasks are completed, indicate completion on the form.

5.                                       Upon conclusion of the fiscal year, the Finance organization will determine the company performance levels.

6.                                       Individual performance metrics will be reviewed and approved by the CEO.

7.                                       At the end of plan year, CEO and employee review and assess performance against the objectives and submit final recommendations to Human Resources.  Human Resources will summarize all bonus payments for final review and approval by the CEO.

8.                                       Final bonus payment amounts will be presented for approval to the Compensation Committee.

9.                                       Human Resources will submit final approved bonuses to Payroll for processing.

Questions and Answers

Q.                                    If the company meets its thresholds, will I automatically receive the bonus?

Bonus targets are guidelines only and based upon individual and company performance metrics.  The CEO will review and discuss with you your performance against your objectives.  The Finance organization will determine the company performance levels for Proofpoint.  Combined these factors will determine your bonus payout.

Q.                                    If I achieve my individual results but the company does not, will I receive my bonus?

If Proofpoint under-performs based upon the annual metrics, the bonus plan will not be funded for that plan year.

Q.                                    What if I leave the company? Will I receive a bonus for the portion of the year I was here?

You must be an active regular employee in good standing when bonuses are paid.  Employees on a leave of absence at the time of the payout will receive payment upon return to active status provided they meet the eligibility requirements noted above.

Q.                                    I started or was eligible for my bonus mid-year.  How will my bonus be calculated?

Employee must be in the plan for at least 6 months.  Individual performance metrics must be completed and approved by the CEO no later than 2 months after entry into the plan year.  The bonus period will be adjusted to include the time from which the goals are completed and approved to the end of the plan year.  For new hires and/or employees newly eligible for bonuses, the bonus will be pro-rated based on the number of full weeks of employment/eligibility in the plan period.  In cases where an existing employee is added to an EBP, it is recommended, but not required, that the effective date on the plan is the beginning of the following month.  In cases where a new hire is added to an EBP, the start date on the plan, whether it be the start date or the beginning of the next month, is at the CEO’s discretion.

Q.                                    At the end of the bonus period, how are decisions made about my individual contribution?  Who approves my bonus amount?

The CEO will be responsible for approving your bonus based upon your individual performance against your objectives.  A final review of all bonus payments will be conducted by the CEO and Human Resources prior to final approval by the Compensation Committee.